Exhibit 8.1

April 4, 2012

Wells Fargo & Company,

    420 Montgomery Street,

        San Francisco, California 94163.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $2,944,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the iShares® MSCI Emerging Markets Index Fund due October 7, 2015 as described in the Company’s Pricing Supplement No. 180 dated March 28, 2012 (“Pricing Supplement 180”) to Product Supplement No. 4 dated May 28, 2010 (“Product Supplement 4”), Prospectus Supplement dated April 23, 2010 (the “Prospectus Supplement”), and the Prospectus dated June 4, 2009 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-159738 (the “Registration Statement), (ii) $6,837,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Global ETF Basket due October 7, 2016 as described in the Company’s Pricing Supplement No. 181 dated March 28, 2012 (“Pricing Supplement 181”) to Product Supplement 4, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iii) $7,942,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones Industrial AverageSM due October 5, 2018 as described in the Company’s Pricing Supplement No. 182 dated March 28, 2012 (“Pricing Supplement 182”) to Product Supplement No. 9 dated November 11, 2010, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, and (iv) $4,874,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to a Currency Basket due October 7, 2016 as described in the Company’s Pricing Supplement No. 183 dated March 28, 2012 (“Pricing Supplement 183”) to the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplements 180 and 181 and under the headings “Risk Factor” and “United States Federal Income Tax Considerations” in Pricing Supplement 183.

Wells Fargo & Company

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplements 180 and 181 and under the headings “Risk Factor” and “United States Federal Income Tax Considerations” in Pricing Supplement 183 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP